As filed with the Securities and Exchange Commission on July 23, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3561634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 West Kendall Street
Cambridge, Massachusetts  02142
(617) 491-9700
(Address of Principal Executive Offices) (Zip Code)

 Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan

Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan
(Full title of the plans)

 Bruce A. Leicher
Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts  02142
(Name and address of agent for service)

(617) 491-9700
(Telephone number, including area code, of agent for service)

 Copy to:

Peter N. Handrinos

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

 (617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share	500,000	(2)	$10.795	(3)	$5,397,500.00	(3)	$695.20
Common stock, par value $0.0001 per share	1,800,000	(4)	$10.795	(3)	$19,431,000.00	(3)	$2,502.71

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of an additional 500,000 shares issuable under the Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan, as amended (the “ESPP”).

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on July 18, 2014.

(4)         Consists of an additional 1,800,000 shares issuable under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan, as amended (the “2013 Plan”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,800,000 shares of the Registrant’s Common Stock to be issued under the 2013 Plan and an additional 500,000 shares of the Registrant’s Common Stock to be issued under the ESPP, and for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-190394) and the Registration Statement on Form S-8 (File No. 333-117173).

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 23, 2014.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Name:	Craig A. Wheeler
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Craig A. Wheeler, Bruce A. Leicher and Richard P. Shea, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig A. Wheeler	President, Chief Executive Officer and Director	July 23, 2014
Craig A. Wheeler	(Principal Executive Officer)

/s/ Richard P. Shea	Senior Vice President and Chief Financial Officer	July 23, 2014
Richard P. Shea	(Principal Financial and Accounting Officer)

/s/ James Sulat	Chairman of the Board and Director	July 23, 2014
James Sulat

/s/ John K. Clarke	Director	July 23, 2014
John K. Clarke

/s/ Marsha H. Fanucci	Director	July 23, 2014
Marsha H. Fanucci

/s/ Peter Barton Hutt	Director	July 23, 2014
Peter Barton Hutt

/s/ Thomas Koestler	Director	July 23, 2014
Thomas Koestler

/s/ Bennett M. Shapiro	Director	July 23, 2014
Bennett M. Shapiro

/s/ Elizabeth Stoner	Director	July 23, 2014
Elizabeth Stoner

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 8, 2005
4.3(3)	Second Amended and Restated By-laws of the Registrant
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1(4)	Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan (as amended and restated)
99.2(5)	Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan (as amended and restated)

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on April 30, 2013 (File No. 333-188227) and incorporated herein by reference.

(2)                                 Filed as Exhibit 3.1 of the Registrants Current Report on Form 8-K filed on November 8, 2005 (File No. 000-50797) and incorporated herein by reference.

(3)                                 Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed on March 11, 2004 (File No. 333-113522) and incorporated herein by reference.

(4)                                 Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2014 (File No. 000-50797) and incorporated herein by reference.

(5)                                 Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 17, 2014 (File No. 000-50797) and incorporated herein by reference.

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